UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

THE GAP, INC.

(Name of Registrant as Specified in Its Certificate)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

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AMENDMENT TO

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2010

This document is an amendment to our Proxy Statement dated April 6, 2010 and furnished in connection with the Annual Meeting of Shareholders of The Gap, Inc. (the “Company”), which will be held at the Company’s headquarters, 2 Folsom Street, San Francisco, California, on Tuesday, May 18, 2010, at 10:00 A.M.

EXPLANATORY STATEMENT

Due to a typographical error, the amount of the “Total” row under Column (C) of the Equity Plan Summary table on page 54 was incorrectly reported as 122,346,991. The correct total is 83,202,119. The other information in the table is unchanged.